INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in ValueStar Corporation's Registration Statement No. 333-66195 on Form S-3, and in Registration Statement No. 333-66191 on Form S-8, of our report, dated August 9, 1999, on our audits of the consolidated financial statements of ValueStar Corporation as of June 30, 1999 and for each of the two years ended June 30, 1999, which is appearing in the Annual Report on Form 10-KSB of ValueStar Corporation for the year ended June 30, 1999.


                                                   /s/ MOSS ADAMS LLP


Santa Rosa, California
September 20, 1999